UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 21, 2016

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	000-24452	20-1424922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3045 Kingston Court, Suite I, Peachtree Corners, GA 30071
(Address of Principal Executive Offices) (Zip Code)

(404) 842-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2016, Premier Exhibitions, Inc. (the “Company”) terminated Michael J. Little from his position as Chief Financial Officer of the Company. On July 21, 2016, the Board appointed Jerome Henshall, a director of the Company, as the Company’s Chief Financial Officer. Mr. Henshall and the Company have not yet finalized the terms of his employment. In conjunction with this appointment, Mr. Henshall relinquished his position as Chair of Audit Committee but will continue as a non-paid Director.

Mingcheng Tao submitted his resignation from the Board on July 21, 2016 as a result of demands related to other on-going business activities.

On July 22, 2016, the Board appointed Mark Bains and Guo Ding as directors of the Company. Messr. Bains and Ding were appointed pursuant to a corporate governance agreement executed on November 1, 2015 by the Company, Mr. Daoping Bao and Ms. Nancy Brenner (the “Corporate Governance Agreement”).

Messrs. Daoping Bao, Douglas Banker, Rick Kraniak and Sid Dutchak continue to serve on the Board. Effective as of July 22, 2016, the committees of the Company’s board of directors were constituted as follows: (a) Audit Committee: Messrs. Bains (Chair), Dutchak and Kraniak; (b) Compensation Committee: Messrs. Ding (Chair), Kraniak, and Banker; and Corporate Governance and Nominating Committee: Messrs. Dutchak (Chair), Ding, and Banker.  The Company’s board of directors has determined that all committee members are independent for the purposes of serving on the board and the committees on which they serve under the SEC’s rules and that Mr. Bains qualifies as an audit committee financial expert. Messrs. Bains and Ding will receive standard non-employee director compensation, as described in the Company’s 8K disclosure filed with the SEC on December 14, 2015.  Except as described in this Current Report, none of the new directors was selected as a director pursuant to any arrangement or understanding with any other person and neither of them has any other reportable transactions under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On July 27, 2016, Premier Exhibitions, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 14, 2016, the Company and each of its wholly-owned United States subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”). On June 20, 2016, the Company filed a motion seeking permission to market and sell a portion of the Titanic artifacts awarded to the Company pursuant to a 1993 French administrative decree, which are from time to time referred to as the 1987 Artifacts in Company filings (the “Motion to Sell Artifacts”). On July 22, the Bankruptcy Court issued an order denying the Motion to Sell Artifacts without prejudice. In the Order, the Bankruptcy Court ruled that the Company must pursue its request to sell the 1987 Artifacts through an adversarial proceeding in the Bankruptcy Court, not as a contested matter in the Bankruptcy Court. The Order did not address the merits of the Company’s request to sell artifacts. The Company plans to immediately pursue a sale of the 1987 Artifacts through an adversarial proceeding.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

99.1     Press Release dated July 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

Date: July 27, 2016	By:	/s/ Daoping Bao
Daoping Bao
Executive Chairman, CEO & President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 27, 2016